Item 77Q(1)(g)
Touchstone Strategic Trust

The following document is included as an exhibit in the Registrant's Form N-14 filed with the SEC on July 25, 2017, (SEC Accession No. 0001398344-17-009000) and is incorporated by reference herein:
Agreement and Plan of Reorganization, with respect to the target and acquiring funds of the Sentinel Group Funds Inc. and the Touchstone Strategic Trust as specified below.

Target Funds
     Acquiring Funds

Sentinel Multi-Asset Income Fund
     Touchstone Flexible Income Fund

Sentinel Sustainable Core Opportunities Fund
     Touchstone Sustainability and Impact Equity Fund